SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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☐  Soliciting Material under Rule 14a-12

AMX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMX Corporation

3000 Research Drive

Richardson, Texas 75082

July 11, 2003

To all Shareholders:

On behalf of your Board of Directors, it is my pleasure to invite you to attend the 2003 Annual Meeting of Shareholders of AMX Corporation. The meeting will be held on Thursday, August 21, 2003, at 10:00 a.m. central daylight time, at the Renaissance Hotel, 900 East Lookout Drive, Richardson, Texas 75082.

You will find information regarding the matters to be voted on at the meeting in the following pages. The 2003 Annual Report is also enclosed with these materials.

Please let us know whether you plan to attend the meeting by marking the appropriate box on your proxy card. Your vote is important. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope. Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you choose to do so.

The Board of Directors and the management team look forward to greeting as many of you as possible and reporting on our progress.

Sincerely,

ROBERT J. CARROLL

Chairman of the Board, Chief Executive Officer and President

AMX CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 21, 2003

To the Shareholders of AMX Corporation:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of AMX Corporation, a Texas corporation (the “Company”), will be held on August 21, 2003, at 10:00 a.m. at the Renaissance Hotel, 900 East Lookout Drive, Richardson, Texas 75082 for the following purposes:

1.	To elect six directors to hold office for the ensuing year;

2.	To amend the 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under such plan from 500,000 shares to 750,000 shares;

3.	To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending March 31, 2004; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Your Board of Directors recommends that you vote in favor of the proposals outlined in the proxy statement.

Shareholders of record at the close of business on July 1, 2003 are entitled to notice of and to vote at the meeting. Only holders of record of the Company’s common stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be maintained in the Company’s current offices at 3000 Research Drive, Richardson, Texas 75082 for ten days prior to the meeting and will be open to the examination of any shareholder during ordinary business hours of the Company.

Please advise the Company’s Transfer Agent, Mellon Investor Services L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey, 07660 of any change in your address.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please mark, sign, date and return the enclosed proxy as soon as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously returned a proxy.

By Order of the Board of Directors

C. Chris Apple

Secretary

Richardson, Texas

July 11, 2003

AMX CORPORATION

3000 Research Drive

Richardson, Texas 75082

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 21, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of AMX Corporation, a Texas corporation (the “Company” or “AMX”), for the Annual Meeting of Shareholders to be held on August 21, 2003, at 10:00 a.m. at the Renaissance Hotel, 900 East Lookout Drive, Richardson, Texas, 75082, or any postponement or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

This proxy statement and the enclosed proxy card are first being mailed on July 11, 2003, to all shareholders entitled to notice of and to vote at the Annual Meeting. The Company’s annual report for the fiscal year ended March 31, 2003 is being mailed herewith to all shareholders entitled to notice of and to vote at the Annual Meeting. The annual report does not constitute a part of the soliciting materials.

Record Date; Outstanding Shares

Only shareholders of record at the close of business on July 1, 2003 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of such date consisted of 11,402,858 shares of common stock, par value $.01 per share (the “Common Stock”). The Company has no other class of stock outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see “Election of Directors—Security Ownership of Certain Beneficial Owners.”

How You Can Vote

Voting by Mail.    The accompanying proxy is designed to permit you, as a holder of the Company’s Common Stock, to vote for or withhold voting for any or all of the matters described in this proxy statement. If you return your signed proxy before the Annual Meeting, we will vote your shares as you direct. If you do not specify on your proxy how you want to vote your shares, those persons specified in the proxy will vote your shares “FOR” the election of directors in Item 1, the amendment of the 1996 Employee Stock Purchase Plan in Item 2 and the ratification of Ernst & Young LLP in Item 3.

Voting in Person at the Annual Meeting; Revocation of Proxy.    The Company encourages you to attend the Annual Meeting. Mailing your proxy does not prevent you from voting in person at the Annual Meeting if you so desire. Any shareholder of the Company completing a proxy has the right to revoke his or her proxy at any time prior to the exercise thereof at the Annual Meeting. You may revoke your proxy by:

•	delivering written notice of revocation to Chris Apple, Secretary, AMX Corporation, 3000 Research Drive, Richardson, Texas 75082 at or prior to the Annual Meeting;

•	delivering a subsequent proxy, or

•	voting in person at the Annual Meeting (attendance at the Annual Meeting will not in and of itself constitute a revocation of your proxy—you must vote at the Annual Meeting).

The delivery of a later-dated Proxy to the Company (unless later revoked as previously described) will have the effect of revoking any prior proxy card which you may deliver to any third-party, including with respect to any matter or proposal on such proxy card that is not on the proxy and for which the named proxies therein have discretionary authority to vote on. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote your shares in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote your shares at the Annual Meeting, you will need to bring with you to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Voting and Solicitation

Every shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Annual Meeting. With respect to the election of directors, the director nominees receiving a plurality of affirmative votes of the shares cast at the Annual Meeting shall be elected to the Board of Directors. The affirmative vote of the holders of a majority of the Company’s Common Stock entitled to vote and represented in person or by proxy at the Annual Meeting will be required to amend the 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under such plan from 500,000 shares to 750,000 shares, and to approve and ratify the Audit Committee of the Board of Directors’ selection of Ernst & Young LLP as the Company’s independent accountants.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone, by email, by facsimile or by telegram.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” or “WITHHELD FROM” a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Texas as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

Any shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and for which they have received no instructions from the beneficial owners or persons entitled to vote (“broker non-votes”) will be counted as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

Deadline for Receipt of Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2004 Annual Meeting must be received by the Company, addressed to C. Chris Apple, Secretary, AMX Corporation, 3000 Research Drive, Richardson, Texas, 75082, no later than March 13, 2004 (assuming that the Company’s 2004 Annual Meeting of Shareholders is held on a date that is within 30 days from the date on which the 2003 Annual Meeting was held) for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority at the 2004 Annual Meeting under proxies it solicits to vote on a proposal made by a shareholder, unless the Company is notified about the proposal no later than May 27, 2004 (assuming that the Company’s 2004 Annual Meeting of Shareholders is held on a date that is within 30 days from the date on which the 2003 Annual Meeting was held).

With respect to business to be brought before the Annual Meeting to be held on August 21, 2003, the Company has not received any notices from shareholders that the Company was required to include in this proxy statement.

ELECTION OF DIRECTORS

(ITEM 1)

Six director nominees are proposed for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company’s six nominees named below. J. Otis Winters, a highly valued director since 1997, has attained the Company’s suggested retirement age and is not standing for reelection. After the 2003 Annual Meeting, there will be a vacancy on the Board. The Company has not, as of the date of this Proxy Statement, identified a candidate to fill such vacancy. However, the Company intends to continue searching for suitable candidates and expects to fill such vacancy prior to its 2004 Annual Meeting of Shareholders. The proxies cannot be voted for a greater number of nominees than six nominees. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation, or removal.

Vote Required

The six nominees receiving a plurality of affirmative votes of the shares voted at the Annual Meeting shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum and for purposes of determining the total number of votes cast for such director, but have no other legal effect under Texas law.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends that shareholders vote “FOR” the nominees listed below.

The names and certain information about the nominees for directors are set forth below:

Name of Nominee	Age	Positions/Principal Occupation	Director Since

Robert J. Carroll	56	Chairman of the Board, Chief Executive Officer and President	2001

Lawrence N. Goldstein(2)(3)	40	President, Seed Capital Partners	2002

Thomas L. Harrison(1)(2)	52	President, Hoak Capital Corporation	2001

David R. Richard(1)(3)	61	Chairman of the Board, SCG Consulting	2002

Richard L. Smith (1)(2)	54	President, Four Cardinal Corporation	2001

John E. Wilson(1)(3)	63	Independent Consultant	2001

(1)	Members of the Compensation Committee.
(2)	Members of the Audit Committee.
(3)	Members of the Nominating and Corporate Governance Committee.

There is no family relationship between any director or executive officer of the Company.

Set forth below is certain information with respect to each of the nominees for director and each other executive officer of the Company:

Nominees

Robert J. Carroll has served as a director of the Company since January 2001. Mr. Carroll was appointed Chairman, President and Chief Executive Officer of the Company in November 2001. Prior to his appointment as Chairman, President and Chief Executive Officer, Mr. Carroll served as a consultant to the Company commencing in March 2001. Mr. Carroll served as Chairman and CEO of BEI Holding Corporation from August 1998 to March 2001. From April 1994 through October 2001, Mr. Carroll was a Principal in Roscommon Limited, a technology investment and consulting practice providing specialized support in turnarounds, acquisitions, and divestitures. Mr. Carroll has over twenty-five years operational experience with technology companies engaged in software and hardware manufacturing. Mr. Carroll graduated from American Institute, attended graduate school at American University, and completed MBA graduate courses at the University of Dallas Graduate School of Management.

Lawrence N. Goldstein has served as a director of the Company since April 2002. Since 1994, Mr. Goldstein has been the President and General Partner of Seed Capital Partners, an early-stage venture fund focused primarily on technology opportunities. Prior to his involvement with Seed Capital Partners, Mr. Goldstein spent four years in investment banking with a regional firm with a focus on software and communications opportunities. Mr. Goldstein serves on the Board of Directors of several private technology companies. Mr. Goldstein received a MBA from the University of Texas and a BS degree in Mechanical Engineering from the University of Florida.

Thomas L. Harrison has served as a director of the Company since November 2001. From 1995 to the present, Mr. Harrison has been President and Managing Principal of Hoak Capital Corporation, a private equity firm engaged in management buyouts, industry consolidations and other private equity investment opportunities. Prior to joining Hoak Capital Corporation, Mr. Harrison spent 11 years in leveraged buyout transactions with the private investment firms of Haas, Wheat and Harrison, Haas & Partners and Hicks & Haas. Mr. Harrison also spent three years as the Vice President of Finance of a private holding company involved in insurance management and real estate and five years with the accounting firm of Deloitte & Touche. Mr. Harrison received BA degrees in Accounting and Management from the University of North Texas.

David R. Richard has served as a director since August 2002. Since January 2000, Mr. Richard has served as the Chairman of the Board of Directors of SCG Consulting, a privately held service business located in Austin, Texas. From May 1997 through November 1999, Mr. Richard was Chief Executive Officer, President and a member of the Board of Directors of Norstan Corporation, a leading North American distributor of communications equipment. Prior to May 1997, Mr. Richard was employed in various executive positions at IBM, including as General Manager of Global Services for North America from December 1995 until April 1997. Mr. Richard received a BA degree from Duquesne University and participated in the Stanford Executive Fellow Program.

Richard L. Smith has served as a director of the Company since February 2001. Mr. Smith has been President of Four Cardinal Corporation since 2001. From 1998 to 2001, Mr. Smith was a partner in acquiring diversified private companies. These operations include companies in the transportation, metal fabrication, and gaming industries. Prior to this period Mr. Smith served in companies as chief financial and/or development officer including: Long John Silvers, a restaurant chain; Panda Energy, an international developer of co-generation power plants; The Rosewood Corporation, an energy and real estate holding company for the Caroline Hunt Trust; Harbert Corporation, a private construction, energy, and real estate firm; SunLife America, an insurance company; and Integon Corporation, a life and casualty insurance company. Mr. Smith also served as director of strategic planning and mergers and acquisitions for Ashland Inc., a diversified energy company. Mr. Smith holds a MBA and a BS degree in Finance from Murray State University.

John E. Wilson has served as a director of the Company since November 2001. From November 2001 to May 2002, Mr. Wilson provided consulting services to the Company as an independent consultant. From July 2000 through November 2001, Mr. Wilson provided consulting services to various companies as an independent consultant. From January 1997 to July 2000, Mr. Wilson served as the President and Chief Operating Officer of Amtech Systems Corporation, a leading provider of wireless data technologies for intelligent transportation systems. From March 1995 to January 1997, Mr. Wilson served as Senior Vice President of Worldwide Marketing and Sales at Amtech Systems Corporation. Prior to March 1995, Mr. Wilson served as Vice President of Sales and Marketing for Harris Adacom Network Services, Inc. He also spent 30 years at IBM Corporation, where he held various management positions in sales and marketing. Mr. Wilson earned his BS degree in Mathematics from Mississippi State University.

Other Executive Officers

C. Chris Apple, 39, was elected Vice President, Chief Financial Officer and Secretary in June 2003. Mr. Apple served as Interim Vice President, Chief Financial Officer from February 2003 to June 2003. From December 2001 to June 2003, Mr. Apple served as Vice President, Corporate Development. From May 2001 to November 2001, Mr. Apple served as Vice President and Chief Financial Officer of Ellipsus Systems. From February 1999 to March 2001, Mr. Apple served as Vice President and Chief Financial Officer for BEI Holding Corporation. From February 1997 to February 1999, Mr. Apple served as Director of Corporate Finance and Special Projects for Alcatel USA (formerly DSC Corporation). He also held prior senior executive positions with AnswerSoft and Sevin Rosen Funds and professional audit positions with Ernst & Young. Mr. Apple holds a BBA degree from Oklahoma State University and is a Certified Public Accountant.

Steve H. Byars, 49, has served as Vice President, Administration of the Company from April 2001 to present. From April 1995 to April 2001, Mr. Byars led the administrative functions for Hollywood Casino Corporation. Previously Mr. Byars served Fidelity Investments from October 1989 to April 1995 as Vice President of Administration. He has also prior senior level experience with a variety of companies, including Trammell Crow Company, Amdahl Computer Corporation, and Texas Instruments. Mr. Byars holds a MBA and a BA degree from the University of North Texas.

Carl D. Evans, 54, has served as Vice President, Operations of the Company from July 2001 to the present. Prior to joining the Company, Mr. Evans served as Vice President of Operations and Customer Service for Samsung Telecommunications from June 1998 to June 2001. From February 1995 to May 1998, Mr. Evans served as Director of Distribution and Customer Service for Siemens Telecommunications, Americas. Mr. Evans brings over 25 years of high-tech manufacturing and customer service experience to the Company. He has also held senior management positions at companies such as Network Access Corporation, Intellicall and Nortel. Mr. Evans holds a B.S. degree from the University of North Texas.

Patrick W. Gallagher 53, has served as Vice President, U.S. Sales of the Company from January 2002 to the present. From June 1997 until December 2001, Mr. Gallagher was employed by the Town of Addison, Texas. From December 1994 until January 1997, Mr. Gallagher served as Vice President, Sales and Marketing for Prism Technologies/Axcess Inc. Prior to this period, Mr. Gallagher served as Senior Vice President, Sales and Marketing for Applied Engineering, as Vice President, Sales and Marketing for Computrac, Inc., and held numerous sales and marketing positions with IBM Corporation. Mr. Gallagher holds a BA degree from the University of New Mexico and attended Texas Wesleyan University School of Law, and has completed the Program for Management Development at the Stanford University Graduate School of Business.

Peter C. Nohren, 42, has served as Vice President, Engineering for the Company from January 2002 to the present. From July 2000 to July 2001, Mr. Nohren was Chief Operating Officer of Paratek Microwave, and was responsible for all product lines and distribution channels in the mobile and fixed wireless markets. Prior to this time, Mr. Nohren spent 18 years at Ericsson in various capacities, most recently as Vice President of Optical Networks, Cross Connect and Wireless Broadband Access, where he implemented global product strategies and directed product development efforts. Mr. Nohren holds a Bachelor’s of Electrical Engineering from Berzelius Sweden.

Scott D. Norder, 37, has served as Vice President, Business Development from February 2003 to the present. Mr. Norder served as a consultant from April 2002 to February 2003, including serving in a consulting role to the Company from June 2002 to February 2003. Prior to this, Mr. Norder served as Division President and Vice President of Strategy for Stellent, Inc, a publicly traded, Minnesota-based software developer from July 2000 to April 2002. From April 1995 to July 2000, Mr. Norder held the position of Division President and General Manager for Inso Corporation, a Boston-based software developer. Prior to this period, Mr. Norder held various engineering and management positions at Systems Compatibility Corporation, a Chicago-based hardware and software developer focused on connecting incompatible office automation systems. Mr. Norder holds a Bachelor’s Degree in Electrical and Computer Engineering from the University of Illinois at Urbana-Champaign.

Michael L. Olinger, 56, serves as Vice President, International Sales. Mr. Olinger has served the Company as the Vice President, International Sales from May 1994 to May 2001, and from December 2001 to the present. From June 2001 to December 2001, Mr. Olinger served the Company as Vice President, Sales. Prior to joining the Company, Mr. Olinger served as Vice President, International Sales of Telex Communications Inc., a professional audio products company from 1978 through 1994. Mr. Olinger holds a BA degree from the Central University of Iowa.

Rashid M. Skaf, 33, has served as Vice President, Marketing from December 2001 to the present. Prior to joining the Company, Mr. Skaf served as Vice President Global Sales and Marketing for Broadband Gateways Inc. from January 2000 to July 2001. Mr. Skaf was Vice President and General Manager of Nortel Networks Broadband Wireless Access from 1998 to 1999, overseeing business development, sales and marketing in North America, global marketing, and product and program management. From 1997 to 1998, Mr. Skaf served as Executive Director of Business Development and Marketing for Broadband Networks, Inc. Prior to this period, Mr. Skaf held technical and management positions within Ericsson Inc. Mr. Skaf holds a MBA from the American Graduate School of International Management, Thunderbird and a BS degree from the University of Tampa.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of May 30, 2003, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each current director and director nominee of the Company, (iii) the executive officers of the Company named in the table under “Executive Compensation— Summary Compensation Table,” and (iv) all directors and executive officers as a group. Except as otherwise described above in “Vote Required,” the Company does not know of any agreements among its shareholders that relate to voting or investment power of its shares of Common Stock.

	Shares of Common Stock Beneficially Owned(1)
5% Beneficial Owners, Directors and Executive Officers	Number	Percentage Ownership

Scott D. Miller 11515 Hillcrest Road Dallas, Texas 75230	1,395,512	12.2%

Peter D. York 5415 Drane Drive Dallas, Texas 75209	647,984	5.7%

Special Situations Fund III, L.P. (2) 153 East 53rd Street New York, NY 10022	1,972,149	17.3%

Robert J. Carroll (3)	236,000	2.0%

Lawrence N. Goldstein(4)	41,193	*

Thomas L. Harrison(5)	35,617	*

David R. Richard(6)	17,693	*

Richard L. Smith (7)	63,398	*

John E. Wilson(8)	36,493	*

J. Otis Winters(9)	82,693	*

C. Chris Apple(10)	71,000	*

Carl D. Evans(11)	64,334	*

Peter C. Nohren(12)	32,667	*

Rashid M. Skaf(13)	49,600	*

All directors and executive officers as a group (15 persons) (14)	939,289	7.8%

*	Less than 1%
(1)	The information contained in this table with respect to beneficial ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any principal shareholder was supplied in a Schedule 13D or 13G filed with the Securities and Exchange Commission (the “SEC”) by or on behalf of such principal shareholder under the Exchange Act and/or was furnished by such principal shareholder to the Company and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder. Shares subject to options exercisable within 60 days of May 30, 2003 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(2)

According to a Statement on Schedule 13G/A filed February 13, 2003, Special Situations Fund III, L.P. is one of several Reporting Persons identified therein, which Reporting Persons are Special Situations Fund III, L.P., (“SSF III”), Special Situations Technology Fund, L.P., (“Technology”), Special Situations Cayman

Fund, L.P., (“Cayman”), MGP Advisers Limited Partnership, SST Advisers, L.L.C., AWM Investment Company, Inc., Austin W. Marxe, and David Greenhouse. According to the Schedule 13G/A, 1,972,149 shares are beneficially owned by Austin W. Marxe and David Greenhouse of which 1,200,724 shares of common stock are owned by SSF III, 395,800 shares of common stock are owned by Technology, and 375,625 shares of common stock are owned by Cayman.

(3)	Includes 115,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 30, 2003.
(4)	Includes 33,693 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 30, 2003.
(5)	Represents 35,617 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 30, 2003.
(6)	Represents 17,693 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 30, 2003.
(7)	Represents 63,398 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 30, 2003.
(8)	Includes 33,693 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 30, 2003.
(9)	Includes 77,693 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 30, 2003.
(10)	Includes 20,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 30, 2003.
(11)	Includes 33,334 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 30, 2003.
(12)	Includes 16,667 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 30, 2003.
(13)	Includes 20,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 30, 2003.
(14)	Includes an aggregate of 605,289 shares of Common Stock issuable upon exercise of outstanding options granted to the executive officers and directors of the Company that are presently exercisable or are exercisable within 60 days after May 30, 2003.

Board Meetings and Committees

The Board of Directors of the Company held a total of four meetings, and also acted three times by unanimous written consent, during the fiscal year ended March 31, 2003. During the fiscal year ended March 31, 2003, each director attended at least 75% of the meetings of the Board of Directors held during the period for which he was a director.

The Audit Committee of the Board of Directors of the Company held a total of four meetings, and also acted once by unanimous written consent, during the fiscal year ended March 31, 2003. This Committee recommends engagement of the Company’s independent accountants and reviews with management and the independent auditors the Company’s financial statements, basic accounting and financial policies and practices, audit scope and competency of control personnel. Messrs. Harrison, Smith and Goldstein are the current members of the Audit Committee.

Through July 2002, the Compensation Committee was composed of three non-employee directors: John E. Wilson, Richard L. Smith and Thomas L. Harrison. In August 2002, David R. Richard was elected to the Compensation Committee, bringing the total membership to four non-employee directors. The Compensation Committee met four times during the last fiscal year. This Committee reviews and recommends to the Board of Directors the compensation of executive officers of the Company and administers and makes awards and takes all other action as is provided under the employee benefit plans of the Company, including, but not limited to, the 1995 Stock Option Plan, the 1999 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan, excluding, however, the 1995 Director Stock Option Plan. Messrs. Harrison, Smith, Richard and Wilson are the current members of the Compensation Committee. The Board of Directors has designated that the Chairman of the Compensation Committee will also serve as Lead Director of the Board of Directors.

The Nominating and Corporate Governance Committee held a total of four meetings during the fiscal year ended March 31, 2003. The Nominating and Corporate Governance Committee is responsible for developing a policy on the size and composition of the Board of Directors, reviewing possible candidates for membership on the Board of Directors, and recommending a slate of nominees. The Nominating and Corporate Governance Committee also monitors corporate governance issues and the Company’s compliance therewith. Messrs. Goldstein, Richard and Wilson are the current members of the Nominating and Corporate Governance Committee.

Board Compensation

Upon election to the Board of Directors, each new director receives options to acquire 10,000 shares of Common Stock. Each of the Company’s directors receives the following annual compensation for serving on the Board of Directors: (i) $12,000, (ii) $12,000 Black-Scholes value of options to acquire shares of Common Stock, and (iii) options to acquire 10,000 shares of Common Stock. In addition, each director receives $1,000 for attending each meeting of the Board of Directors. The Chairman of the Audit Committee receives the following annual compensation: (i) $5,000, and (ii) $5,000 Black-Scholes value of options to acquire shares of Common Stock. The Chairman of the Compensation Committee receives the following annual compensation: (i) $1,500, and (ii) $1,500 Black-Scholes value of options to acquire shares of Common Stock. The Lead Director receives the following annual compensation: (i) $1,500, and (ii) $1,500 Black-Scholes value of options to acquire shares of Common Stock. The Chairman of the Nominating and Corporate Governance Committee receives the following annual compensation: (i) $1,500, or (ii) $1,500 Black-Scholes value of options to acquire shares of Common Stock. Each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receives $1,000 for attending meetings of such Committees.

Report of the Compensation Committee

The information contained in the Report on Executive Compensation of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee of the Board of Directors (the “Committee”), which is composed entirely of non-employee directors, is responsible for the establishment and administration of the compensation programs for the Company’s executive officers, including the Chief Executive Officer. In fulfilling these responsibilities, the Committee establishes and administers the compensation for the Company’s executives, including approving adjustments to base salary, establishing targets for the payment of annual bonuses, evaluating the performance of the executives in meeting such targets and granting long-term incentive compensation.

Compensation Philosophy.

Our compensation philosophy is based on the premise that executives should receive competitive compensation determined by reference to both the Company’s performance and the individual’s contribution to that performance. The elements of the executive compensation program described below are implemented and periodically reviewed and adjusted by the Committee.

The goals of the Committee in establishing the Company’s executive compensation program are as follows:

(1)	To fairly compensate the executive officers of the Company for their contributions to the Company’s short-term and long-term performance. The elements of the Company’s compensation program are (i) base salaries, (ii) annual cash bonuses and (iii) equity incentives.

(2)	To allow the Company to attract, motivate and retain the management personnel necessary to the Company’s success by providing an executive compensation program comparable to that offered by similar companies.

(3)	To provide an executive compensation program with incentive compensation that is linked to the general financial and other corporate performance of the Company, including such items as revenues and income from operations.

Base Salaries.

The Committee has reviewed the base salaries for all executive officers of the Company in light of corporate performance, individual performance, experience and a comparison with salary ranges reflecting similar positions, duties and levels of responsibility of other companies in similar industries and with comparable revenues and has found them to be reasonable. Each executive officer’s base salary is reviewed annually by the Committee and is subject to adjustment on the basis of individual and corporate performance. The Committee does not assign specific relative weights to the factors it considers, but exercises its discretion and makes a judgment after considering all factors it deems relevant.

Annual Bonuses.

The annual bonuses available to the executive officers are based upon the achievement of specific financial and other corporate performance targets approved by the Committee. The payment of such discretionary bonuses upon achievement of such performance targets is designed to enhance shareholder value. Each of the financial and other corporate performance targets set for the fiscal year ended March 31, 2003 were met, and accordingly, each of the Company’s executive officers earned their respective bonuses.

Equity Incentives.

Equity incentives, including grants of stock options and restricted stock, are determined based on the Committee’s assessment of the ability of such officers to positively impact the Company’s future performance and enhance shareholder value as determined by their individual performances. Stock option grants and other equity incentives are not awarded annually but as the individual performance and experience of each executive officer warrants such award. Option awards generally vest in annual installments of up to three years. The amount and vesting of stock options are not contingent on achievement of any specific performance targets. All options granted will benefit the executive only to the extent that there is appreciation in the market price of the Common Stock during the option period.

Equity and cash incentives are not limited to executive officers. Grants of stock options may be made to key employees upon joining the Company in amounts determined by the Committee and are also made to selected employees as performance related awards and as awards for certain promotions. The amounts of such grants are determined based on the individual employee’s position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving employees a stake in the financial performance of the Company, the Committee’s goal is to provide incentives to employees of the Company to enhance the financial performance of the Company and, thus, shareholder value.

On April 22, 2003 the Committee recommended, and the Board of Directors approved, a restricted stock award to certain executive officers of the Company pursuant to the 1999 Equity Incentive Plan. The restricted stock award vests as follows: 50% upon grant, 25% on April 22, 2004, and 25% on April 22, 2005. The named executive officers of the Company received restricted shares as follows: Mr. Carroll, 75,000 shares; Mr. Apple, 20,000 shares; Mr. Evans, 25,000 shares; Mr. Nohren, 15,000 shares; and Mr. Skaf, 20,000 shares. A total of 200,000 restricted shares were granted to the executive officer group as a whole. In addition, each of the executive officers, with the exception of Mr. Carroll, received an equal number of stock options at $1.93 per share that vest over a three-year period. Mr. Carroll’s grant consisted solely of restricted shares.

Compensation For the President and Chief Executive Officer.

Effective November 1, 2001, Mr. Carroll was appointed President and Chief Executive Officer of the Company. Mr. Carroll’s annual base salary of $375,000 is governed by the terms of his employment agreement. The Committee approved the principal terms of Mr. Carroll’s employment agreement on November 20, 2001, which terms are described under the heading “Employment Contracts” in this Proxy Statement. In approving the terms of Mr. Carroll’s compensation, the Committee considered the compensation packages for comparable positions, Mr. Carroll’s business background and technology industry knowledge, and the need to hire an executive with the strategic, financial, and leadership skills required to improve the Company’s performance.

Mr. Carroll’s annual bonus is based on the achievement of certain financial and other corporate objectives that are set forth in his employment agreement. Based upon the financial and corporate performance objectives established by the Committee for the fiscal year ended March 31, 2003, Mr. Carroll earned a bonus of $220,000.

COMPENSATION COMMITTEE

THOMAS L. HARRISON, CHAIRMAN

DAVID R. RICHARD

RICHARD L. SMITH

JOHN E. WILSON

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no officer or employee of the Company or any of its subsidiaries served as a member of the Compensation Committee. No executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

In December 2001, John E. Wilson entered into a consulting agreement with the Company pursuant to which Mr. Wilson provided consulting services to the Company on behalf of the Board of Directors related to designing and implementing sales and marketing strategies. The Company believes that this consulting agreement was on terms that were reasonable and competitive. During fiscal year ended March 31, 2003, the Company paid Mr. Wilson $25,000 relating to this consulting arrangement. This consulting arrangement ended in May 2002.

One of the Company’s international distributors is owned by a close relative of the Company’s Vice President, Marketing. During fiscal 2003, the Company recorded revenue of approximately $265,000 from this distributor, and had an accounts receivable balance from this distributor of $9,245 as of March 31, 2003. The terms and conditions extended to this distributor are comparable to the terms and conditions extended to other similar international distributors.

Performance Graph

The following graph compares the cumulative total shareholder return on an investment of $100 on March 31, 1998 in (i) the Company’s Common Stock, (ii) the Nasdaq Market Index for U.S. Companies (the “Nasdaq Market Index (US)”), and (iii) Electronic Components and Accessories Index of Nasdaq Companies (“Electronic Components and Accessories Index”). The values with each investment are based on share price appreciation and the reinvestment of dividends.

The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The graph above assumes $100 invested on March 31, 1998, and was plotted using the following data:

	AMX Corporation	Nasdaq Market Index (US)	Electronic Components and Accessories
3/31/98	$100.00	$100.00	$100.00
3/31/99	$105.71	$130.68	$136.44
3/31/00	$262.86	$240.65	$405.57
3/30/01	$32.86	$99.05	$162.13
3/28/02	$30.17	$100.28	$169.81
3/31/03	$22.17	$73.55	$80.33

Executive Compensation

Summary Compensation Table.    The following table summarizes the compensation of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers for services in all capacities to the Company for the fiscal years ended March 31, 2003, 2002, and 2001.

		Annual Compensation			Long Term Compensation Awards	All Other Compensation
Name and Principal Position	Year	Salary		Bonus	Number of Securities Underlying Options

Robert J. Carroll Chief Executive Officer, President and Chairman	2003 2002 2001	$375,000 158,654 —	(1)	$220,000 350,000 —	— 310,000 5,000	$	— — —

C. Chris Apple Vice President and Chief Financial Officer	2003 2002 2001	$175,000 53,846 —	(2)	$66,349 20,416 —	— 60,000 —	$	— — —

Carl D. Evans Vice President—Operations	2003 2002 2001	$182,308 124,520 —	(3)	$70,140 61,250 —	— 50,000 —	$	— — —

Peter C. Nohren Vice President—Engineering	2003 2002 2001	$175,000 39,039 —	(4)	$66,349 15,313 —	— 50,000 —	$	— — —

Rashid M. Skaf Vice President—Marketing	2003 2002 2001	$180,000 55,385 —	(5)	$68,244 21,000 —	— 60,000 —	$	— — —

(1)	Represents the portion of Mr. Carroll’s $375,000 annual salary earned for the fiscal year ended March 31, 2002, since his employment with the Company commenced in November 2001.

(2)	Represents a portion of Mr. Apple’s $175,000 annual salary earned for the fiscal year ended March 31, 2002, since his employment with the Company commenced in December 2001.

(3)	Represents a portion of Mr. Evans’ $175,000 then annual salary earned for the fiscal year ended March 31, 2002, since his employment with the Company commenced in July 2001.

(4)	Represents a portion of Mr. Nohren’s $175,000 annual salary earned for the fiscal year ended March 31, 2002, since his employment with the Company commenced in January 2002.

(5)	Represents a portion of Mr. Skaf’s $180,000 annual salary earned for the fiscal year ended March 31, 2002, since his employment with the Company commenced in December 2001.

Equity Compensation Plan Information.    The following table summarizes information with respect to equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of March 31, 2003:

	(a)	(b)	(c)
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders	1,861,913	$4.21	2,062,726
Equity Compensation Plans Not Approved By Security Holders	None	—	—
Total	1,861,913	$4.21	2,062,726

Option Grants in Last Fiscal Year.    There were no stock options granted to the Company’s Chairman, President, and Chief Executive Officer, nor to any of the Company’s named executive officers, during the fiscal year ended March 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.    The following table sets forth each exercise of stock options by the Company’s executive officers during the fiscal year ended March 31, 2003:

	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at March 31, 2003		Value of Unexercised In- the-Money Options at March 31, 2003
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Carroll	—	—	115,000	200,000	$—	$—
C. Chris Apple	—	—	20,000	40,000	—	—
Carl D. Evans	—	—	16,667	33,333	—	—
Peter C. Nohren	—	—	16,667	33,333	—	—
Rashid M. Skaf	—	—	20,000	40,000	—	—

Employment Agreements

Mr. Carroll and the Company entered into an employment agreement effective as of November 2001. The term of Mr. Carroll’s employment agreement commenced on November 1, 2001 and continues through March 31, 2005, unless earlier terminated as provided for therein. Mr. Carroll’s base salary set forth in the agreement is $375,000 per year, and he is eligible to earn a bonus each year based on certain financial and corporate performance criteria outlined in the agreement. Pursuant to the terms of the employment agreement, Mr. Carroll was eligible to earn a bonus of up to $350,000 for fiscal year ended March 31, 2002, and is eligible to earn a bonus of up to the amount of his base salary for each fiscal year thereafter. The Company agreed pursuant to the terms of the employment agreement to grant Mr. Carroll options to acquire 300,000 shares of common stock at a price per share of $2.53, with such option shares vesting over a three-year period. If the Company terminates Mr. Carroll without Cause (as defined therein) or if Mr. Carroll terminates his employment for Good Reason (as defined therein), then Mr. Carroll is entitled to a severance payment in an amount equal to his base salary for (i) the period commencing on the date of such termination and ending 12 months thereafter, or (ii) the remaining term of the employment agreement, whichever period is longer. Such severance payment shall be paid to Mr. Carroll during the severance period in equal installments. In addition, if such termination occurs between the end of a fiscal year and the payment date of any bonus due pursuant to the terms of the agreement, then Mr. Carroll is entitled to receive such bonus. If Mr. Carroll’s employment is terminated without Cause or for Good Reason within one month before or six months after a Change of Control (as defined therein), then Mr. Carroll is entitled to receive a severance payment in the amount set forth above in a lump sum equal to and in lieu of aggregate installments payments outlined above. Mr. Carroll’s employment agreement also contains covenant not to compete and non-solicitation provisions.

Mr. Apple and the Company entered into an employment agreement in December 2001. The term of Mr. Apple’s employment agreement commenced on December 3, 2001 and continues through December 3, 2004, unless earlier terminated as provided for therein. Mr. Apple’s base salary set forth in the agreement is $175,000 per year subject to periodic increases at the sole discretion of the Compensation Committee. He is eligible to receive an annual discretionary bonus to be determined at the sole discretion of the Chief Executive Officer based upon corporate and individual performance, subject to the approval of the Compensation Committee. If the Company terminates Mr. Apple without Cause (as defined therein), then Mr. Apple is entitled to a severance payment in an amount equal to six months base salary paid in equal installments over six months and is eligible for consideration for a pro rated discretionary bonus on the same basis as if he had remained employed for such six-month period. Mr. Apple’s employment agreement also contains covenant not to compete and non-solicitation provisions.

Mr. Byars and the Company entered into an employment agreement in April 2001. The term of Mr. Byars’ employment agreement commenced on April 16, 2001 and continues through April 16, 2004, unless earlier terminated as provided for therein. Mr. Byars’ base salary set forth in the agreement is $140,000 per year subject to periodic increases at the sole discretion of the Compensation Committee. He is eligible to receive an annual discretionary bonus to be determined at the sole discretion of the Chief Executive Officer based upon corporate and individual performance, subject to the approval of the Compensation Committee. If the Company terminates Mr. Byars without Cause (as defined therein), then Mr. Byars is entitled to a severance payment in an amount equal to six months base salary paid in equal installments over six months and is eligible for consideration for a pro rated discretionary bonus on the same basis as if he had remained employed for such six-month period. Mr. Byars’ employment agreement also contains covenant not to compete and non-solicitation provisions.

Mr. Evans and the Company entered into an employment agreement in July 2001. The term of Mr. Evans’ employment agreement commenced on July 9, 2001 and continues through July 9, 2004, unless earlier terminated as provided for therein. Mr. Evans’ base salary set forth in the agreement is $175,000 per year subject to periodic increases at the sole discretion of the Compensation Committee. He is eligible to receive an annual discretionary bonus, to be determined at the sole discretion of the Chief Executive Officer based upon corporate and individual performance, subject to the approval of the Compensation Committee. If the Company terminates Mr. Evans without Cause (as defined therein), then Mr. Evans is entitled to a severance payment in an amount equal to six months base salary paid in equal installments over six months and is eligible for consideration for a pro rated discretionary bonus on the same basis as if he had remained employed for such six-month period. Mr. Evans’ employment agreement also contains covenant not to compete and non-solicitation provisions.

Mr. Nohren and the Company entered into an employment agreement in January 2002. The term of Mr. Nohren’s employment agreement commenced on January 2, 2002 and continues through January 2, 2004, unless earlier terminated as provided for therein. Mr. Nohren’s base salary set forth in the agreement is $175,000 per year subject to periodic increases at the sole discretion of the Compensation Committee. He is eligible to receive an annual discretionary bonus, to be determined at the sole discretion of the Chief Executive Officer based upon corporate and individual performance, subject to the approval of the Compensation Committee. If the Company terminates Mr. Nohren without Cause (as defined therein), then Mr. Nohren is entitled to a severance payment in an amount equal to six months base salary paid in equal installments over six months and is eligible for consideration for a pro rated discretionary bonus on the same basis as if he had remained employed for such six-month period. Mr. Nohren’s employment agreement also contains covenant not to compete and non-solicitation provisions.

Mr. Norder and the Company entered into an employment agreement in February 2003. The term of Mr. Norder’s employment agreement commenced on February 20, 2003 and continues through February 20, 2006,

unless earlier terminated as provided for therein. Mr. Norder’s base salary set forth in the agreement is $180,000 per year subject to periodic increases at the sole discretion of the Compensation Committee. He is eligible to receive an annual discretionary bonus, to be determined at the sole discretion of the Chief Executive Officer based upon corporate and individual performance, subject to the approval of the Compensation Committee. If the Company terminates Mr. Norder without Cause (as defined therein), then Mr. Norder is entitled to a severance payment in an amount equal to six months base salary paid in equal installments over six months and is eligible for consideration for a pro rated discretionary bonus on the same basis as if he had remained employed for such six-month period. If Mr. Norder terminates his employment for Good Reason (as defined therein), which includes any Change of Control (as defined therein), then Mr. Norder is entitled to a severance payment equal to six months base salary paid in equal installments over six months. Mr. Norder’s employment agreement also contains covenant not to compete and non-solicitation provisions.

Mr. Skaf and the Company entered into an employment agreement in December 2001. The term of Mr. Skaf’s employment agreement commenced on December 3, 2001 and continues through December 3, 2004, unless earlier terminated as provided for therein. Mr. Skaf’s base salary set forth in the agreement is $180,000 per year subject to periodic increases at the sole discretion of the Compensation Committee. He is eligible to receive an annual discretionary bonus, to be determined at the sole discretion of the Chief Executive Officer based upon corporate and individual performance, subject to the approval of the Compensation Committee. If the Company terminates Mr. Skaf without Cause (as defined therein), then Mr. Skaf is entitled to a severance payment in an amount equal to six months base salary paid in equal installments over six months and is eligible for consideration for a pro rated discretionary bonus on the same basis as if he had remained employed for such six-month period. If Mr. Skaf terminates his employment for Good Reason (as defined therein), which includes any Change of Control (as defined therein), then Mr. Skaf is entitled to a severance payment equal to six months base salary paid in equal installments over six months. Mr. Skaf’s employment agreement also contains covenant not to compete and non-solicitation provisions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 31, 2003, the Company’s officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements, except that a Form 3 for Mr. Goldstein to report his initial appointment to the Company’s Board of Directors, to report an acquisition of shares of the Company’s common stock, and to report option grants received under the 1999 Equity Incentive Plan, was filed after the due date set forth in Section 16(a) of the Exchange Act. Mr. Goldstein’s Form 3 was filed promptly after the omission was discovered.

Report of the Audit Committee

The SEC rules require the Company to include in its proxy statement a report from the Audit Committee of the Board. The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process. The information contained in the Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

To the Board of Directors:

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the Nasdaq Stock Market, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company’s independent auditors, is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent auditors, and are in no way designed to supersede or alter the traditional responsibilities of the Company’s management and the independent auditors. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of nonaudit services with the auditors’ independence, and has discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

RICHARD L. SMITH, CHAIRMAN

LAWRENCE N. GOLDSTEIN

THOMAS L. HARRISON

AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN

(ITEM 2)

Shareholders are being asked to approve an amendment to our 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan from 500,000 to 750,000 shares. The Board of Directors adopted the proposed amendment to the plan on June 25, 2003, subject to shareholder approval at this Annual Meeting.

The Company believes that the amendment to increase the number of shares of Common Stock reserved for issuance under the plan is necessary to ensure that a sufficient reserve of Common Stock is available under the plan. The Company also believes that operation of the plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company’s long-term growth and success.

A copy of the amendment to increase the number of shares of Common Stock reserved for issuance under the plan and the plan (as previously amended) are attached to this proxy statement as Appendix A. The following is a summary of the principal features of the plan.

History of the Employee Stock Purchase Plan.    In September 1995, the Board of Directors adopted and the shareholders approved the 1996 Employee Stock Purchase Plan and reserved 250,000 shares of Common Stock for issuance under the plan. In July 2001, the Board of Directors adopted a proposed amendment to the plan to increase the number of shares reserved for issuance under the plan from 250,000 shares to 500,000 shares. The shareholders approved this amendment in August 2001.

Purpose.    The purpose of the plan is to provide eligible employees of the Company and designated subsidiaries an opportunity to purchase Common Stock through accumulated payroll deductions to enhance such employees’ sense of participation in our affairs and to provide an incentive for continued employment.

Termination.    The plan will terminate on September 1, 2005, unless terminated beforehand by the Board of Directors for any reason, including but not limited to, when all shares of Common Stock available for sale under the plan have been sold pursuant to options exercised under the plan.

Eligibility.    All employees of the Company, or any subsidiary, are eligible to participate in an Offering Period (defined below) under the plan except the following:

•	employees who are customarily employed for 20 hours or less each week;

•	employees who are customarily employed for five months or less in a calendar year; and

•	employees who own stock or hold options to purchase stock or who, as a result of participation in the plan, would own stock or hold options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of our capital stock.

As of June 30, 2003, approximately 330 persons were eligible to participate in the plan and 365,809 shares had been issued to our employees pursuant to the plan. As of that date, 134,191 shares were available for future issuance under the plan, excluding the proposed amendment to the plan. As of June 30, 2003, we had granted an aggregate of 6,000 shares under this plan to our current executive officers. We have not granted any shares to non-employee directors. The number of shares reserved for issuance under the plan is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

Participating employees participate in the plan through payroll deductions. A participating employee sets the rate of such payroll deductions, which must be a whole number percentage not more than 10% of the participating employee’s base straight time gross earnings, exclusive of payments for overtime, incentive compensation, incentive payments, bonuses and other compensation. An employee may not purchase more than

1,000 shares of Common Stock under the plan during each six-month Offering Period. No participating employee is permitted to purchase shares under the plan at a rate which, when aggregated with such employee’s rights to purchase stock under all similar plans of the Company, exceeds $25,000 in fair market value determined at the time such option is granted for each calendar year in which a participating employee participates in the plan.

Offering Period.    Each offering under the plan is for a period of six months. The plan provides for two six-month offering periods each year beginning on the first trading day on or after January 1 and July 1, respectively. The Board of Directors has the power to set the beginning of any offering period and to change dates or the duration of offering periods without shareholder approval if such change is announced at least 15 days before the scheduled beginning of the first offering period to be affected. The first day of each offering period is the enrollment date for such offering period and the last day of each offering period is the exercise date for such offering period.

Payroll deductions are credited to the participating employee’s account under the plan. On the enrollment date, each participating employee is granted an option to purchase on the exercise date of such offering period, at the applicable purchase price, up to a number of shares of Common Stock determined by dividing such employee’s payroll deductions accumulated on such exercise date by the applicable purchase price subject to the limitations mentioned above.

Participating employees will participate in the plan during each offering period through regular payroll deductions as described above. Participating employees may elect to participate in any offering period by enrolling as provided under the terms of the plan. Once enrolled, a participating employee will automatically participate in each succeeding offering period unless the participating employee withdraws from the offering period or the plan is terminated. After the rate of payroll deductions for an offering period has been set by a participating employee, that rate will continue to be effective for the remainder of the offering period and for all subsequent offering periods in which the participating employee is automatically enrolled unless otherwise changed by the participating employee. A participant may increase or decrease the rate of payroll deductions at any time during an offering period, which change will continue for the remainder of the offering period. Only one change in the rate of payroll deductions may be made during an offering period unless otherwise provided by the Board of Directors. If the number of shares calculated for purchase on an exercise date exceeds the number of shares available for issuance under the plan, we will make a pro rata allocation of the shares among participating employees.

Purchase Price.    The purchase price of shares that may be acquired in any offering period under the plan will be 85% of the lesser of: (1) the fair market value of the shares on the enrollment date; or (2) the fair market value of the shares on the exercise date. The fair market value of a share of the Common Stock is deemed to be the closing sale price of the Common Stock on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal. As of July 1, 2003, the record date, the closing price of our Common Stock as quoted on the Nasdaq National Market was $3.05 per share.

Federal Income Tax Information

The following is a general summary as of the date of this proxy statement of the federal income tax consequences to the Company and employees participating in the plan. Federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee has been and is encouraged to seek the advice of a qualified tax adviser regarding the tax consequences of participation in the plan.

The plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

Tax Treatment of the Participating Employee.    Participating employees will not recognize income for federal income tax purposes either upon enrollment in the plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift or dies.

Holding Period Requirements Met.    If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable offering period, or if the participating employee dies while owning the shares, the participating employee realizes ordinary income on a sale, or a disposition by way of gift or upon death, to the extent of the lesser of: (1) the amount by which the fair market value of the shares at the beginning of the offering period exceeds the purchase price; or (2) the actual gain (the amount by which the fair market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

Holding Period Requirements Not Met.    If the shares are not held for more than one year after the date of purchase and more than two years from the beginning of the applicable offering period but are sold or are otherwise disposed of including by way of gift, but not death, bequest or inheritance, which is referred to as a disqualifying disposition, the participating employee may realize both ordinary income and capital gain at the time of sale or other disposition. The excess of the fair market value of the shares at the date of purchase over the purchase price will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition. In addition to ordinary income, the excess, if any, of the proceeds of sale over the fair market value of the shares at the date of purchase is a capital gain. If the stock is sold for less than the fair market value at the date of purchase, the participating employee will have a capital loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

Tax Treatment of the Company.    We will be entitled to a deduction in connection with the disposition of shares acquired under the plan only to the extent that the participating employee recognizes ordinary income on a disqualifying disposition of the shares. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. In order to enable us to learn of disqualifying dispositions and ascertain the amount of the deductions to which we are entitled, participating employees will be required to notify us in writing of the date and terms of any disposition of shares purchased under the plan.

ERISA

The plan is not subject to any of the provisions of Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Internal Revenue Code.

New Plan Benefits

The amounts of future purchases under the plan by our executive officers and employees are not determinable because under the terms of the plan such purchases are based on participant contributions. Future purchase prices under the plan are not determinable because they are based on the fair market value of our Common Stock at the beginning of each offering period and on each exercise date.

The approval of the amendment to the plan requires the affirmative vote of the holders of a majority of the total voting power of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal.

The Board of Directors recommends that shareholders vote “FOR” this proposal.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(ITEM 3)

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent accountants, to audit the books, records and accounts of the Company for the fiscal year ending March 31, 2004. Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ended March 31, 1993.

The affirmative vote of the holders of a majority of the Company’s Common Stock represented and voting at the Annual Meeting will be required to approve and ratify the Audit Committee’s selection of Ernst & Young LLP. The Board of Directors recommends voting “FOR” approval and ratification of such selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

During fiscal 2003, we paid the following fees to Ernst & Young LLP:

1.	Audit Fees: annual audit and quarterly reviews, $177,750;

2.	Audit-Related Fees: AMX UK statutory audit, $9,250;

3.	Tax Fees: federal and state tax compliance work, $84,400; and

4.	All Other Fees: $0.

The Audit Committee considered whether the provision of services covered by Other Fees is compatible with maintaining the independence of Ernst & Young LLP.

OTHER MATTERS

Management does not intend to bring before the Annual Meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the Proxies in accordance with their judgment and in accordance with Rule 14a-4 promulgated under the Exchange Act.

The Company has borne the cost of preparing, assembling and mailing this proxy solicitation material. The Company will provide without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, including the financial statements and the financial statement schedules, to each shareholder upon written request to C. Chris Apple, AMX Corporation, 3000 Research Drive, Richardson, Texas 75082.

By Order Of The Board of Directors

C. Chris Apple

Secretary

APPENDIX A

Proposed Amendment to the 1996 Employee Stock Purchase Plan

It is proposed that Section 12(a) of the 1996 Employee Stock Purchase Plan shall be restated in its entirety as follows:

12.    Stock

(a)	The maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 750,000 shares (such number has been determined after the September 1995 Stock Split), subject to adjustment as provided in Section 18 hereof. If on a given Exercise Date the number of shares of Common Stock with respect to which Options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Administrative Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform and nondiscriminatory a manner as shall be practicable and as it shall determine to be equitable and in compliance with Section 423 of the Code. The payroll deductions of each Participant shall be refunded to the extent they are in excess of the Purchase Price of the shares of Common Stock allocated to such Participant.

AMX CORPORATION

1996 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 1996 Employee Stock Purchase Plan of AMX Corporation.

1)	Purpose. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and to have the Plan meet the requirements of Rule 16b-3(d) promulgated under the Exchange Act or any successor provision (“Rule 16b-3”). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code and with Rule 16b-3(d) of the Exchange Act.

2)	Definitions.

a)	“Administrative Committee” shall mean the Board of Directors of the Company or a committee of the members of the Board of Directors of the Company appointed by the Board of Directors of the Company as provided in Section 13 to administer the Plan.

b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

c)	“Common Stock” shall mean the $.01 par value Common Stock of the Company.

d)	“Company” shall mean AMX Corporation, a Texas corporation.

e)	“Compensation” shall mean all base straight time gross earnings, exclusive of payments for overtime, incentive compensation, incentive payments, bonuses and other compensation paid by the Company or any Subsidiary.

f)	“Employee” shall mean any individual who for tax purposes is an employee of the Company or a Subsidiary and whose customary employment with the Company or a Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the Company unless the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, in which case the employment relationship will be deemed to have terminated on the 91st day of such leave.

g)	“Enrollment/Change Form” shall have the meaning set forth in Section 5 of the Plan.

h)	“Enrollment Date” shall mean the first day of each Offering Period.

i)	“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

j)	“Exercise Date” shall mean the last day of each Offering Period.

k)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Common Stock on the date of such determination (or if no such price is reported on such date, such price as reported on the nearest preceding day), as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) as reported in The Wall Street Journal or such other source as the Administrative Committee deems reliable;

ii)	If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination (or if such prices are not reported on such date, such prices as reported on the nearest preceding day), as reported in The Wall Street Journal or such other source as the Administrative Committee deems reliable, or;

iii)	If the Fair Market Value is not determined pursuant to (1) or (2) above, then the Fair Market Value shall be determined in good faith by the Administrative Committee.

l)	“New Exercise Date” shall have the meaning set forth in Section 18(c) of the Plan.

m)	“Offering Period” shall mean (unless changed pursuant to Section 4, Section 18(b) or Section 18(c) of the Plan by the Administrative Committee at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected thereby), a period of approximately six months, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following June 30, or commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following December 31; provided, however, that subject to Section 22, the first Offering Period shall be the period of approximately six months, commencing on the first Trading Day in 1996 on or after the date (which date may be in 1995) of the closing of the sale of Common Stock pursuant to the Company’s registration statement on Form S-1 (or any successor form thereof) which has been declared effective by the Securities and Exchange Commission and terminating on the last Trading Day in the period ending June 30, 1996 (if the Offering Period commences before June 30, 1996) or ending December 31, 1996 (if not).

n)	“Option” shall mean the right to purchase Common Stock under the Plan during a particular Offering Period.

o)	“Participant” shall mean, with respect to any Offering Period, an Employee who is eligible to participate in the Plan on the Enrollment Date of such Offering Period and who properly elects to participate in the Plan during such Offering Period.

p)	“Plan” shall mean this 1996 Employee Stock Purchase Plan of AMX Corporation.

q)	“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, the Administrative Committee may (so long as it does so in compliance with Section 423 of the Code and Rule 16b-3) increase such percentage if such increase is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereby.

r)	“Reserves” shall mean the number of shares of Common Stock reserved for issuance under the Plan but not yet issued.

s)	“Rule 16b-3” shall have the meaning set forth in Section 1 of the Plan.

t)	“Section 16b Participant” shall mean any participant in the Plan who is, by reason of his or her relationship to the Company, subject to the provisions of Section 16 of the Exchange Act.

u)	“Section 16b Participation Form” shall have the meaning set forth in Section 5(c) of the Plan.

v)	“September Stock Split” shall mean the 2-for-1 stock split of the Company’s Common Stock which occurred on September 12, 1995 prior to the adoption of the Plan.

w)	“Stock Purchase Agreement” shall have the meaning set forth in Section 5(a) of the Plan.

x)	“Subsidiary” shall mean those corporations, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary, that the Administrative Committee elects to allow the employees thereof to be eligible to participate in the Plan.

y)	“Trading Day” shall mean a day on which national stock exchanges and the NASDAQ System are open for trading.

3)	Eligibility.

a)	Any Employee who shall be employed on an Enrollment Date for any given Offering Period shall be eligible to participate in the Plan for such Offering Period. It is intended that the Plan provide for broad-based employee participation and that the terms of the Plan not discriminate in favor of highly-compensated employees.

b)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, its parent corporation or of any subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

4)	Offering Periods. The Plan shall be implemented on consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year, or on such other date as the Administrative Committee shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Administrative Committee shall have the power to change the duration of Offering Periods (including the commencement and/or termination dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereby. Notwithstanding anything to the contrary, no Option shall be exercised after the expiration of 27 months from the date of its grant.

5)	Participation.

a)	An Employee who is eligible to participate in the Plan on a given Enrollment Date may become a participant in the Plan by completing an Enrollment/Change form (“Enrollment/Change Form”), a Section 16b Participation Form (if applicable) and a Stock Purchase Agreement (“Stock Purchase Agreement”) authorizing payroll deductions in the form of Exhibits A and B (if applicable) and C to the Plan and filing them with the Company’s payroll office on or prior to the applicable Enrollment Date. Such forms may be changed from time to time as determined by the Administrative Committee.

b)	A Participant’s acquisition of Common Stock under the Plan during any Offering Period shall neither limit nor require the Participant’s acquisition of Common Stock during any subsequent Offering Period.

c)	Section 16b Participants will be required to execute and deliver a Section 16b Participation Form in the form of that attached hereto as Exhibit B (“Section 16b Participation Form”). Section 16b Participants will be required to comply with the terms of Rule 16b-3 as it may be amended from time to time, as well as with the remaining terms and provisions of the Plan.

6)	Payroll Deductions.

a)	At the time a Participant files his or her Enrollment/Change Form, Section 16b Participation Form (if applicable), and Stock Purchase Agreement, he or she shall elect to have deducted from his or her Compensation that is paid during the Offering Period a whole number percentage not exceeding ten percent (10%) of such Compensation unless such election is sooner terminated as provided in the Plan.

b)	All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments to such account.

c)	Subject to Section 5(c), a Participant may discontinue his or her status as a Participant in the Plan as provided in Section 10 hereof or may increase or decrease the percentage of his or her payroll deductions during the Offering Period by completing or filing with the Company a new Enrollment/Change Form and a Section 16b Participation Form (if applicable) authorizing a change in payroll deduction percentage. One change (other than for Section 16b Participants) is permitted during an Offering Period unless the Administrative Committee, in its discretion, increases or decreases the number of participation rate changes in the payroll deduction percentages during any Offering Period. The change in percentage shall be effective with the first full payroll period following ten (10) Trading Days after the Company’s receipt of the new Enrollment/Change Form. A Participant’s Enrollment/Change Form and Stock Purchase Agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

d)	The Participant shall make such arrangements as the Company may require for the satisfaction of all applicable federal, state and local income tax and employment tax withholding requirements.

7)	Grant of Option. On the Enrollment Date of each Offering Period, each Participant in the Plan in such Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated on or prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during any Offering Period more than one thousand (1,000) (such number has been determined after the September Stock Split) whole shares of the Company’s Common Stock (subject to adjustment as provided in Section 18), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. To the extent an Option is not exercised on the appropriate Exercise Date, it shall expire.

8)	Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her Option for the purchase of shares during an Offering Period shall be exercised automatically on the Exercise Date of such Offering Period, and the maximum number of full shares subject to an Option shall be purchased by such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account (subject to withholding deductions made pursuant to Section 6(d) of the Plan). No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account that remain in a Participant’s account on an Exercise Date solely because they are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Offering Period, unless such amounts are refunded as provided in Section 10 hereof. Any other monies left over in a Participant’s account after the Exercise Date, including but not limited to those remaining by reason of the maximum limitation on the number of shares a Participant can acquire in any one Offering Period, shall be returned to the Participant. During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by him or her.

9)	Delivery. As promptly as practicable after each Exercise Date on which a Participant purchases shares upon the exercise of an Option, the Company shall arrange for the delivery to each Participant, as appropriate, of a certificate representing the shares purchased.

10)	Termination of Payroll Deductions; Termination of Employment.

a)	Subject to Section 5(c), a Participant may, at any time prior to the Exercise Date, terminate his or her outstanding Options and terminate his or her participation in the Plan by filing an Enrollment/Change Form with the Company setting forth such election, and no further amounts shall be deducted from the Participant’s Compensation with respect to such Offering Period. Any amounts in such Participant’s account shall, at the Participant’s election, be refunded as soon as possible or held for the purchase of shares of Common Stock on the next Exercise Date. If no such election is made at the time such Options are terminated, then such amounts shall be refunded as soon as possible.

b)	The termination of such Options shall be irrevocable, and the Participant may not subsequently become a Participant during the Offering Period for which the terminated Options were granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed Enrollment/Change Form) on or before the Enrollment Date of the new Offering Period.

c)	Upon a Participant’s ceasing to be an Employee for any reason, he or she will be deemed to have elected to terminate his or her outstanding Options and his or her participation in the Plan. Thereafter, the amounts in such Participant’s account not yet used to exercise the Options will be refunded to such Participant or, in the case of his or her death, to the person or persons entitled thereto as a result of a transfer pursuant to Section 15, and such Participant’s Options will be automatically terminated. The preceding sentence notwithstanding, a Participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the Participant’s customary number of hours per week of employment during the period for which the Participant receives such payment in lieu of notice.

d)	A Participant’s termination of Options and participation in the Plan will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or under the Plan in succeeding Offering Periods that commence after the Offering Period during which such termination occurs.

11)	Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

12)	Stock.

a)	The maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 500,000 shares (such number has been determined after the September Stock Split), subject to adjustment as provided in Section 18 hereof. If on a given Exercise Date the number of shares of Common Stock with respect to which Options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Administrative Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform and nondiscriminatory a manner as shall be practicable and as it shall determine to be equitable and in compliance with Section 423 of the Code. The payroll deductions of each Participant shall be refunded to the extent they are in excess of the Purchase Price of the shares of Common Stock allocated to such Participant.

b)	No Participant nor any person to whom an Option is transferred under Section 15 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock under the Plan, including but not limited to rights to vote or to receive dividends, unless and until such person has satisfied all requirements for the delivery of such shares of Common Stock pursuant to the Plan, the certificates evidencing such shares of Common Stock have been issued and such person has become a record holder of such Shares.

c)	Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13)	Administration.

a)	The Plan shall be administered by the Board of Directors of the Company or a committee of members of the Board of Directors of the Company appointed by the Board of Directors of the Company. The Administrative Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrative Committee shall, to the full extent permitted by law, be final and binding upon all parties.

b)	Notwithstanding the provisions of Section 13(a), in the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not “disinterested”, as that term is used in Rule 16b-3.

c)	With respect to Section 16b Participants, the transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and, with respect to such persons, all transactions shall be subject to such conditions regardless of whether they are expressly set forth in the Plan or the Stock Purchase Agreement, Enrollment/Change Form or the Section 16b Participation Form. To the extent any provision of the Plan or action by the Administrative Committee fails to so comply, it shall not apply to such persons or their transactions and shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrative Committee.

14)	Term of Plan. The Plan shall continue in effect until September 1, 2005 unless sooner terminated under Section 19 hereof.

15)	Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, or the laws of descent and distribution) by the Participant and may be exercised during the lifetime of the Participant only by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrative Committee may treat such act as an election to terminate the Options and terminate participation in the Plan during the Offering Period during which such attempt occurs.

16)	Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold such funds in a trust fund.

17)	No Right to Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Subsidiary or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

18)	Adjustments Upon Changes in Capitalization.

a)

Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan, the price per share of Common Stock covered by each Option under the Plan that has not yet been exercised and the limitations on the number of shares permitted to be purchased in each Offering Period as set forth in Section 7 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split (occurring after the September Stock Split), reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrative Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

b)	In the event of the proposed dissolution or liquidation of the Company, the Offering Period during which such dissolution or liquidation would otherwise occur will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrative Committee.

c)	In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another entity (in which the shareholders of the Company receive cash or securities of another issuer or any combination thereof in exchange for their shares of Common Stock), each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the Administrative Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding Option and refund all sums then held in the accounts of Participants. If the Administrative Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Administrative Committee shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for his or her Option has been changed to the New Exercise Date and that his or her Option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has terminated his or her Options and participation in the Plan as provided in Section 10 hereof. For purposes of this paragraph, an Option shall be deemed to be assumed if, following the sale of assets, merger or consolidation, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the sale of assets or merger or consolidation, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger or consolidation by holders of Common Stock for each share of Common Stock held on the effective date of the consummation of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets, consolidation or merger was not solely common equity of the successor entity or its parent (as defined in Section 424(e) of the Code), the Administrative Committee may, with the consent of the successor entity, provide for the consideration to be received upon exercise of the Option to be solely common equity of the successor entity or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets, merger or consolidation.

19)	Termination. The Administrative Committee may at any time and for any reason terminate the Plan, including but not limited to, when all shares of Common Stock available for sale under the Plan as set forth in Section 12(a) have been sold pursuant to Options exercised under the Plan. Except as provided in Section 18 hereof, no such termination shall affect outstanding Options.

20)	Amendment of the Plan.

a)	Subject to Section 20(c), the Administrative Committee at any time, and from time to time, may amend the Plan; provided, however, that if required by Rule 16b-3, no amendment shall be made more than once every six months other than to comport with changes in the Code or the rules and regulations promulgated thereunder.

b)	It is expressly contemplated that the Administrative Committee may amend the Plan in any respect the Administrative Committee deems necessary or advisable to bring the Plan and/or Options granted under it into compliance with the Code and with Rule 16b-3.

c)	Notwithstanding anything to the contrary contained herein, the Company shall obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with Rule 16b-3 or with Section 423 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

d)	Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant to whom the Option was granted or his or her successor and (ii) such person consents in writing.

e)	Subject to compliance with the other provisions of Section 20, without shareholder consent the Administrative Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, increase the percentage of Fair Market Value used for the Purchase Price, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrative Committee determines in its sole discretion advisable that are consistent with the Plan.

21)	Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Any written notice to a Participant required by the provisions of the Plan shall be addressed to the Participant at the address on file with the Company and shall become effective 3 days after it is mailed by certified mail, postage prepaid to such address or at the time of delivery if delivered sooner by messenger or overnight courier.

22)	Effective Date. The Plan was adopted by the Board of Directors of the Company as of 5:00 p.m. September 12, 1995 and shall become effective on the first Trading Day of the first Offering Period, provided, however, that no Options granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the shareholders of the Company and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended, all rules and regulations promulgated thereunder (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading (or approved for listing upon issuance), all applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder and all other applicable requirements established by law or regulation; and (iii) if sought by the Company, the approval of counsel for the Company regarding such compliance. In the event such shareholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board of Directors of the Company, the Plan shall terminate and have no further force or effect and all sums collected from Participants hereunder shall be refunded.

23)	Laws. The provisions of the Plan shall be governed by the laws of the State of Texas without resort to that state’s conflict of laws rules.

24.	Tax Withholding.

(a)	As a condition to participation in the Plan, the Participant shall make such arrangements as the Administrative Committee may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of an Option and the issuance of shares of Common Stock. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

(b)	In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the payroll payments otherwise payable after the date of an exercise of the Option.

EXHIBIT “A”

AMX CORPORATION

1996 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

ENROLLMENT/CHANGE FORM

SECTION 1:	Action:	Complete Sections:

ACTIONS	New Enrollment	2, 3, 6 and sign attached Stock Purchase Agreement
	Payroll Deduction Change	2, 4, 6
	Terminate Payroll Deductions	2, 5, 6
	Change in Stock Issuance Directions	2, 6

SECTION 2: PERSONNEL DATA	Name	Dept.
Last First MI

Home Address
Street

	City State	Zip Code
Social Security No: - -

SECTION 3: NEW ENROLLMENT	Effective with Offering Period:	Payroll Deduction Amount: % of base Compensation*
January 1, 199
July 1, 199
*Must be a multiple of 1% up to a maximum of 10% of base Compensation
Initial Offering Period—[ ], 199

SECTION 4: PAYROLL DEDUCTION CHANGE	Effective with the Pay Period Beginning:	I authorize the following new level of payroll
deduction: % of base Compensation*

Month Day Year
*Must be a multiple of 1% up to a maximum of 10%
of base Compensation

NOTE:     Unless you are subject to Section 16b of the Securities Exchange Act of 1934, as amended, you may increase or reduce your rate of payroll deductions once per Offering Period to become effective ten (10) Trading Days after the Company’s receipt of the Enrollment/Change Form.

SECTION 5: TERMINATE PAYROLL DEDUCTIONS	Effective with the Pay Period Beginning:	Your election to terminate your payroll deductions for the balance of the Offering Period cannot be changed, and you may not rejoin the Offering Period at a later date. You will not be able to resume participation in the ESPP prior to the commencement of the next Offering Period.

Month Day Year

In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current Offering Period:

Purchase shares of AMX Corporation at end of the period
OR
Refund ESPP payroll deductions collected

NOTE:     If your employment terminates for any reason or your eligibility status changes (<20 hrs/wk or <5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected will automatically be refunded to you or in the case of your death, to the persons entitled thereto, as set forth in the Plan.

SECTION 6:

AUTHORIZATION

I would like any Common Stock certificate to be issued as follows: (Print name(s) exactly as they should appear.)

            My name only,                                                                              .

            My name,                                     , and my spouse,                                              ,             as community property or             as joint tenants.

            Issued in street name and delivered to my designated brokerage:

Name on account

Account Number

Brokerage Firm

Account Representative

Date:

Signature of Employee

NOTE:	Unless otherwise defined herein, the terms defined in the ESPP shall have the same meanings in this Enrollment/Change Form. The ESPP is hereby incorporated herein by reference and in the event of any conflict between the terms and conditions of the ESPP and this Enrollment/Change Form, the terms and conditions of the ESPP shall prevail.

EXHIBIT “B”

AMX CORPORATION (“COMPANY”)

1996 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

SECTION 16b PARTICIPATION FORM

SECTION 1:
PURPOSE	This special participation form is for Participants who are subject to Section 16b of the Exchange Act. Unless otherwise defined herein, the terms defined in the ESPP shall have the same meanings in this Section 16b Participation Form. The ESPP is hereby incorporated herein by reference and in the event of any conflict between the terms and conditions of the ESPP and this Section 16b Form, the terms and conditions of the ESP shall prevail.

SECTION 2: PERSONNEL DATA	Name Last First MI Social Security No.: — —

SECTION 3: COMMITMENT PERIOD

I hereby irrevocably commit to remain a participant in the ESPP for the following period (the “Commitment Period”) and to acquire shares of Common Stock on each Exercise Date under the ESPP which occurs within the Commitment Period:

         the period beginning with the filing of this form with the ESPP administrator and ending on                  (must extend through at least one Exercise Date more than six (6) months after the filing date), or              my entire period of ESPP participation (which must extend at least one Exercise Date more than six (6) months after the filing date).

    NOTE:    The Commitment Period, together with my participation in the ESPP, will in all events terminate     upon my cessation of employment with the Company.

SECTION 4: PAYROLL DEDUCTION

I hereby authorize the Company to deduct from each of my paychecks during the Commitment Period the percentage of pay specified below for investment in shares of Common Stock under the ESPP:

             % of my base salary per pay period (any multiple of 1% up to a maximum of 10%).The specified rate of payroll deduction will remain in effect for the entire Commitment Period, and I will not change such rate of deduction, or otherwise suspend or terminate such deductions, at any time during the Commitment Period. However, no further payroll deductions may be made to the ESPP after my termination of employment with the Company.

    NOTE:    The specified rate of payroll deduction may only be changed upon six (6) months advance notice to     the ESPP administrator. Any such change in the rate of payroll deduction will not become effective     until six (6) months after the date the notice of such change is filed with the ESPP administrator.

SECTION 5: WAIVER	I hereby waive my right under the ESPP to withdraw any payroll deductions made on my behalf during the Commitment Period, and none of those deductions may be refunded to me, except as otherwise specifically provided under the provisions of the ESPP mandating the refund of payroll deductions upon a Participant’s termination of employment. Accordingly, all my payroll deductions at the rate specified in Section 4 above are to be applied to the purchase of shares of Common Stock on each Exercise Date within the Commitment Period during which I continue in the Company’s employ. Such waiver will remain in effect for the entire Commitment Period.

                 Please initial here.

    NOTE:   The waiver may only be revoked upon six (6) months advance notice to the ESPP     administrator. Only payroll deductions made on the officer’s behalf more than six (6)     months after such revocation is filed with the ESPP administrator may be withdrawn     from the ESPP or otherwise refunded to the officer.

SECTION 6: AUTHORIZATION	To the extent there is any conflict between the commitments made pursuant to this Section 16b
Participation Form and any other payroll deduction authorizations or other agreements or commitments in effect for me for the same period under the ESPP, the terms of this Section 16b
Participation Form will control. The commitments made in this Section 16b Participation Form are irrevocable, except to the limited extent otherwise indicated above.

Date Signed:                                                                                           Signature:

Date Filed:

EXHIBIT “C”

AMX CORPORATION

STOCK PURCHASE AGREEMENT

I hereby elect to participate in the 1996 Employee Stock Purchase Plan (the “ESPP”) for the Offering Period specified below, and I hereby subscribe to purchase shares of Common Stock of AMX Corporation, a Texas corporation (the “Company”), in accordance with the provisions of this Stock Purchase Agreement (“Agreement”) and the ESPP. I hereby authorize payroll deductions from each of my paychecks during the period in the 1% multiple of my Compensation (not to exceed a maximum of 10%) specified in my attached Enrollment/Change Form. Capitalized terms shall have the meaning set forth in the ESPP unless the context otherwise requires.

I understand that subsequent Offering Periods will begin on the first Trading Day of January and July each year, and my participation will automatically remain in effect from one Offering Period to the next in accordance with my payroll deduction authorization, unless I withdraw from the ESPP or change the rate of my payroll deduction or unless my employment status changes.

I understand that my payroll deductions will be accumulated for the purchase of shares of the Company’s Common Stock on the last Trading Day of each six-month Offering Period. The Purchase Price per share will be 85% of the lower of (i) the Fair Market Value per share of Common Stock on the Enrollment Date of the Offering Period or (ii) the Fair Market Value per share of Common Stock on the Exercise Date.

I understand that unless I am a Section 16b Participant I can withdraw from the ESPP at any time prior to the last Trading Day of the Offering Period and elect to have the Company refund all my payroll deductions for that period or to have such payroll deductions applied to the purchase of Common Stock at the end of such Offering Period. However, I may not rejoin that particular Offering Period at any later date. Upon the termination of my employment for any reason or my loss of eligible Employee status, my participation in the ESPP will immediately cease and all my payroll deductions in my account under the ESPP on such date will automatically be refunded. Should I die while an ESPP Participant, my payroll deductions will automatically cease and my estate will receive a refund of my payroll deductions. I further understand that I may change the rate of my payroll deductions on one occasion (currently) per Offering Period.

I understand that I will receive a stock certificate for the shares purchased on my behalf after the end of each Offering Period. The certificate will be issued in the name or names I have selected on the Enrollment/Change Form accompanying this Agreement or will be deposited directly in my designated brokerage account.

I understand that the Company has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, with such amendment or termination to become effective immediately following the exercise of outstanding Options at the end of any current Offering Period. Should the Company elect to terminate the ESPP, I will have no further rights to purchase shares of Common Stock pursuant to this Agreement.

I understand that the ESPP sets forth restrictions (i) limiting the maximum number of shares which I may purchase during any Offering Period and (ii) prohibiting me from purchasing more than $25,000 worth of Common Stock for each calendar year my Option remains outstanding.

I acknowledge that I have received a copy of the official Plan Prospectus summarizing the major features of the ESPP. I have read this Agreement and the Prospectus and hereby agree to be bound by the terms of both this Agreement and the ESPP. The effectiveness of this Agreement is dependent upon my eligibility to participate in the ESPP.

I understand that neither payroll deductions credited to my account nor any rights with regard to the exercise of an Option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) and may be exercised only by me during my lifetime.

I understand that the grant and/or exercise of the Options will have federal and state income tax consequences. I further understand that I should consult a tax adviser upon the grant of the Option and before exercising this Option or disposing of the shares, particularly with respect to my state’s tax laws.

I understand that the ESPP is incorporated herein by reference unless defined herein, the terms defined in the ESPP shall have the same meanings in this Stock Purchase Agreement. In the event of any conflict between terms and conditions of the ESPP and this Stock Purchase Agreement, the terms and conditions of the ESPP shall control. The ESPP, the Enrollment/Change Form, the Section 16b Participation Form (if applicable) and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and me with respect to the subject matter hereof, and may not be modified adversely to me except by means of a writing signed by the Company and me. This Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

I understand that upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the shares of Common Stock, I am required to pay to the Company as provided in the Plan amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

By my signature and the signature of the Company’s representative below, I acknowledge and agree that I have reviewed the ESPP, the Enrollment/Change Form, the Section 16b Participation Form (if applicable) and this Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the ESPP.

Date:             , 199    .

Signature of Employee

Printed Name:

Start Date of my Offering Period:                     , 199

Please Mark Here for Address ☐ Change or Comments SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS

FOR	WITHHOLD
all nominees	AUTHORITY
listed below	to vote for all nominees
(except as indicated)	listed below

☐	☐

(If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name below)

01  Robert J. Carroll,    02  Thomas L. Harrison,    03  Richard L. Smith,

04  Lawrence N. Goldstein,    05  John E. Wilson,    06  David R. Richard

2.	PROPOSAL TO AMEND THE 1996 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER SUCH PLAN FROM 500,000 TO 750,000 SHARES.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2004.

FOR	AGAINST	ABSTAIN

☐	☐	☐

IF YOU PLAN TO ATTEND THE MEETING IN	☐
PERSON, PLEASE CHECK THIS BOX

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE, FOR THE AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy should be dated and signed by the Shareholder(s) exactly as his or her name appears thereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity as attorney, executor, administrator, trustee or guardian should so indicate. If shares are held by joint tenants as community property, both should sign.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

AMX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2003 ANNUAL MEETING OF SHAREHOLDERS—AUGUST 21, 2003

The undersigned shareholder(s) of AMX Corporation, a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Robert J. Carroll and C. Chris Apple, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of AMX Corporation to be held at the Renaissance Hotel, 900 East Lookout Drive, Richardson, Texas 75082, at 10:00 a.m. on August 21, 2003, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned is entitled to vote on the matters set forth on the reverse side.

(Continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^